   As filed with the Securities and Exchange Commission on February 23, 1999
                                                   Registration Number 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                            CHICAGO TITLE CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                  36-4217886
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                 Identification Number)

          171 North Clark Street                           60601-3294
             Chicago, Illinois                             (Zip Code)
 (Address of Principal Executive Offices)

                   CHICAGO TITLE CORPORATION AND SUBSIDIARIES
                           1998 ANNUAL INCENTIVE PLAN
                            (Full Title of the Plan)

                            Paul T. Sands, Jr., Esq.
                    Executive Vice President, General Counsel
                                  and Secretary
                            Chicago Title Corporation
                             171 North Clark Street
                          Chicago, Illinois 60601-3294
                                 (312) 223-2000
            (Name, address and telephone number of agent for service)


                                   Copies to:
                              Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                                 (212) 259-8000

                         CALCULATION OF REGISTRATION FEE


=========================   ======================   =======================   ======================   ====================
                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF SECURITIES TO         AMOUNT TO BE           OFFERING PRICE PER       AGGREGATE OFFERING            AMOUNT OF
     BE REGISTERED               REGISTERED                 UNIT (1)                 PRICE (1)            REGISTRATION FEE
=========================   ======================   =======================   ======================   ====================
Common Stock,
    par value $1.00 per
    share                          70,000                    $37.50                 $2,625,000                 $729.75
=========================   ======================   =======================   ======================   ====================


(1) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of February 18, 1999.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission by Chicago Title Corporation ("Chicago Title") (File No. 1-13995) are incorporated herein by reference and made a part hereof:

         (a) Chicago Title's Registration Statement on Form 10, as amended, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the description of the Common Stock of Chicago Title contained in such Registration Statement on Form 10; such description is qualified in its entirety by reference to the (i) Certificate of Incorporation of Chicago Title, filed as Exhibit 3.1 to Chicago Title's Registration Statement on Form 10, and (ii) By-Laws of Chicago Title, filed as Exhibit 3.2 to Chicago Title's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and any amendment or report filed for the purpose of updating that description;

         (b) Chicago Title's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998; and

         (c)    Chicago Title's Current Report on Form 8-K dated June 18, 1998.

                  All documents filed by Chicago Title pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                  The consolidated financial statements of Chicago Title and Trust Company ("CT&T") and its subsidiaries included in Chicago Title's Registration Statement on Form 10 have been incorporated herein by reference in reliance upon the report, also incorporated herein by reference, of KPMG LLP, independent auditors, given on their authority as experts in auditing and accounting.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Chicago Title is a Delaware corporation. Reference is made to
Section 145 of the Delaware General Corporation Law as to indemnification by Chicago Title of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  Article Ninth of Chicago Title's Certificate of Incorporation (which Certificate of Incorporation was filed as Exhibit 3.1 to Chicago Title's Registration Statement on Form 10), provides for the indemnification of Chicago Title's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Chicago Title's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

                  The directors and officers of Chicago Title are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The documents listed hereunder are filed as exhibits hereto.

Exhibit Number                Description
--------------                -----------

     5                        Opinion and Consent of Dewey Ballantine LLP.

     23.1                     Consent of Dewey Ballantine LLP (included in
                              Exhibit 5 hereto).

     23.2                     Consent of KPMG LLP.

     24                       Power of Attorney.

     99                       Chicago Title Corporation and Subsidiaries 1998
                              Annual Incentive Plan.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a



                                     III-3
director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 23rd day of February, 1999.

                                            CHICAGO TITLE CORPORATION


                                            By:      /s/  John Rau
                                                  ------------------------------
                                                          John Rau
                                                     President and Chief
                                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  February 23, 1999      By:       /s/ John Rau
                                 ----------------------------------
                                                  John Rau
                                 President, Chief Executive Officer and Director
                                          (principal executive officer)


Date:  February 23, 1999      By:        /s/ Peter G. Leemputte
                                 -----------------------------------
                                                 Peter G. Leemputte
                                             Executive Vice President,
                                          Chief Administrative Officer and
                                              Chief Financial Officer
                                           (principal financial officer)


Date:  February 23, 1999      By:        /s/ Bryan R. Willis
                                 -----------------------------------
                                             Bryan R. Willis
                                 Vice President and Corporate Controller


Date:  February 23, 1999      By:                *
                                 -----------------------------------
                                        Norman R Bobins
                                           Director


Date:  February 23, 1999      By:                *
                                 -----------------------------------
                                        John J. Burns, Jr.
                                          Director

Date:    February 23, 1999         By:                        *
                                         --------------------------------------
                                                       Peter H. Dailey
                                                           Director


Date:    February 23, 1999         By:                        *
                                         --------------------------------------
                                                        Robert M. Hart
                                                           Director


Date:    February 23, 1999         By:                        *
                                         --------------------------------------
                                                      Philip G. Heasley
                                                           Director


Date:    February 23, 1999         By:                        *
                                         --------------------------------------
                                                     Allan P. Kirby, Jr.
                                                           Director


Date:    February 23, 1999         By:                        *
                                         --------------------------------------
                                                      M. Leanne Lachman
                                                           Director


Date:    February 23, 1999         By:                        *
                                         --------------------------------------
                                                       William K. Lavin
                                                           Director


Date:    February 23, 1999         By:                        *
                                         --------------------------------------
                                                       Lawrence F. Levy
                                                           Director


Date:    February 23, 1999         By:                        *
                                         --------------------------------------
                                                     Margaret P. MacKimm
                                                           Director


Date:    February 23, 1999         By:                        *
                                         --------------------------------------
                                                       Langdon D. Neal
                                                           Director

Date:    February 23, 1999              By:                *
                                              ------------------------------
                                                     Alan N. Prince
                                                        Director


Date:    February 23, 1999              By:                *
                                              ------------------------------
                                                    Richard P. Toft
                                                        Director



                         *By: /s/ Paul T. Sands, Jr.
                              -----------------------
                                  Paul T. Sands, Jr.
                                  Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit Number                Description
--------------                -----------

     5                      Opinion and Consent of Dewey Ballantine LLP.

     23.1                   Consent of Dewey Ballantine LLP (included in Exhibit
                            5 hereto).

     23.2                   Consent of KPMG LLP.

     24                     Power of Attorney.

     99                     Chicago Title Corporation and Subsidiaries 1998
                            Annual Incentive Plan.